UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Global Blood Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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(i) The following communication was sent by email to all employees of Global Blood Therapeutics, Inc. (the “Company”) on August 8, 2022 at 7:49AM ET:

Dear GBTers,

I have some very exciting and important news to share with you—news that marks a massive milestone for our company on our journey to transform the lives of people living with sickle cell disease. We announced this morning that GBT has entered into an agreement to be acquired by Pfizer. You can find our joint press release here.
Joining forces with Pfizer will accelerate our mission at this very pivotal moment for SCD patients. This transaction will broaden and amplify our impact for patients and further propel much-needed innovation and resources for the care of people with sickle cell disease and other rare diseases, including populations in limited-resource countries. We look forward to working together to serve our communities and advance our shared goal of improving health equity and expanding access to life-changing treatments to create a healthier future for all.

Pfizer is an ideal match for GBT. It’s a company built on deep market knowledge, with more than 30 years of experience in rare hematology. GBT’s expertise and our leading portfolio and pipeline combined with Pfizer’s scientific and clinical capabilities is a powerful formula that we believe will accelerate innovation for the SCD community and bring these treatments to patients as quickly as possible.

Today’s news is a tribute to your work and the consistent progress we have made together. We have made significant strides to improve the lives of those with SCD by combining great science with a passionate commitment to the community. We have generated strong momentum on Oxbryta both in the U.S. and internationally, and we are advancing the industry’s most comprehensive pipeline in SCD. We did all this while maintaining the core values and diverse, equitable and inclusive culture that have always made GBT a great place to work and while advocating for health equity and social justice. With today’s news, our mission for patients can be elevated to new heights and with impact around the world.

In terms of what this means for our company, this acquisition is focused on growth and opportunities. Being part of a larger organization will create opportunities and provide new resources, while allowing us to continue focusing on what we do best—transforming SCD patients’ lives. Leveraging its global platform, Pfizer plans to accelerate distribution of GBT’s innovative treatment to parts of the world most impacted by SCD.
Today’s announcement is just the first step in the process that will take some time to complete. It is natural for you to have a lot of questions. The reality is we will not have all the answers immediately. Our leadership and our employee support services will be strong, and Carrie and her HR team are fully engaged to help our employees during this process.

Since the transaction is subject to stockholder and regulatory approval and other customary closing conditions, it is important that we continue to focus on our job at hand. Our patients deserve this. For legal and other considerations, until the transaction closes, GBT remains independent and will operate as a standalone business.

We are committed to keeping everyone updated. To that end, I hope you will join me for an All-Employee Meeting later today at 8:00 AM PT / 5:00 PM CET. We’ll be on Zoom and in person at our SSF headquarters. In addition, please visit the HR page on GBeaT, where, later today, you will find FAQs and additional information.
Following the All-Employee Meeting, SMT and functional leaders will be holding team meetings and huddles to discuss the news and help address your questions. You can also email any questions to milestone@gbt.com, and we will direct your questions to the appropriate person for a prompt response.

We have accomplished so much together over the last 11 years. Once again, this next phase of our journey is a testament to the strong GBT family we have worked so hard to build.

I hope you share in the extreme pride that I carry in calling you my colleagues and friends.

My best,

Ted

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward‑looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Pfizer Inc. (“Pfizer”), Global Blood Therapeutics, Inc. (“GBT”) and the acquisition of GBT by Pfizer that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management team. Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “poised,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could”. Forward-looking statements include, without limitation, statements regarding the transactions and related matters; prospective performance and opportunities; post-closing operations and the outlook for the companies’ businesses; filings and approvals relating to the transactions; the expected timing of the transactions; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, uncertainties as to the timing of the transactions; the risk that the transactions may not be completed in a timely manner or at all; risks and uncertainties related to receiving the approval of GBT’s stockholders; the possibility that competing offers or acquisition proposals for GBT will be made; the possibility that any or all of the various conditions to the consummation of the transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the risks that drug-related adverse events may be observed during commercialization or clinical development; the risk that data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval; risks related to clinical trials and other studies (including the anticipated timing of clinical data, the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement for the transactions, including in circumstances which would require GBT to pay a termination fee; the effect of the announcement or pendency of the transactions on GBT’s ability to retain and hire key personnel, its ability to maintain relationships with its third-party payors, customers, distributors, suppliers and others with whom it does business or its operating results and business generally; risks related to diverting management’s attention from GBT’s ongoing business operations; the risk that stockholder litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; difficulties or unanticipated expenses in connection with integrating the companies; and other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GBT’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on February 23, 2022, and in our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties and other important factors in our subsequent Current Reports on Form 8-K and other filings with the SEC. In addition to the risks described above, other unknown or unpredictable factors also could affect GBT’s results. As a result of these factors, we cannot assure you that the forward‑looking statements in this communication will prove to be accurate. Furthermore, if our forward‑looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward‑looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward‑looking statements in this communication represent our views as of the date of this communication. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward‑looking statements at some point in the future, we undertake no obligation to publicly update any forward‑looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward‑looking statements as representing our views as of any date subsequent to the date of this communication. You should read this communication and the documents that we reference in this communication completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward‑looking statements by these cautionary statements.

Participants in the Solicitation
GBT and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of GBT in favor of the proposed transactions. Information about GBT’s directors and executive officers is set forth in GBT’s proxy statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2022. To the extent holdings of GBT’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of GBT’s participants in the solicitation, which may, in some cases, be different than those of GBT’s stockholders generally, will be set forth in GBT’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GBT by Pfizer. In connection with the proposed transaction, GBT intends to file relevant materials with the SEC, including GBT’s proxy statement in preliminary and definitive form. The definitive proxy will be mailed to GBT’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by GBT with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF GBT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING GBT’S PROXY STATEMENT (IF AND WHEN AVAILABLE) OR ANY DOCUMENTS INCORPORATED BY REFERENCE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at GBT’s stockholder meeting to approve the proposed transaction or other responses to the proposed transaction should be made only on the basis of the information contained in GBT’s proxy statement. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge on the SEC’s website at www.sec.gov or by directing a request to GBT at investor@gbt.com.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Ted W. Love, M.D. | President & CEO
Global Blood Therapeutics | 181 Oyster Point Blvd. | South San Francisco, CA 94080
EMAIL: tlove@gbt.com | OFFICE/FAX: +1 650.741.7720

(ii) On August 8, 2022, the Company provided the following questions and answers to its employees:

GBT EMPLOYEE FAQ
August 8, 2022

1.	What does this transaction mean for me?
a.
Today’s news is just the first step in the process, so, while we don’t have all the answers today, we are committed to keeping everyone updated as we complete the transaction. While there will inevitably be some change, this acquisition is focused on growth and opportunities.

b.
Being part of a larger organization will create opportunities and provide new resources, while allowing us to continue focusing on what we do best—transforming SCD patients’ lives. There will be no immediate changes as a result of today’s announcement. Until the transaction closes, which may occur as early as the fourth quarter of 2022, GBT remains a separate company, and it is business as usual.

2.	Should I continue managing my current duties, projects and responsibilities?
a.
Yes. Today’s announcement is just the first step in the process. Until the transaction closes, GBT remains a separate company, and it is business as usual. We ask that you all stay focused on doing what you do best: providing outstanding care to our patients. That means continuing to focus on all current projects as usual.

3.	Can we trade/sell our company stock or vested shares before the close?
a.
We are planning on opening the trading window with the opening of market on Tuesday August 9th, one day after the public announcement of the transaction as well as the GBT’s 2Q 2022 financial results.  Directors and officers will be required to preclear as provided in GBT’s insider trading policy, and these individuals as well as certain individuals who may have access to material nonpublic information regarding the post-announcement-to-close period may also be subject to preclearance or other trading limitations.  We expect that most GBT employees will remain free to trade, subject to GBT’s planned quarterly blackout periods in connection with release of financial results.

4.	What happens to my ESPP?
a.
For those enrolled in the ESPP, for the purchase periods that end on August 31, 2022 and February 29, 2024, respectively, your contributions will be used to purchase GBT shares in accordance with the terms of the ESPP plan. You will then own these shares; upon closing of the transaction, they will be cancelled, and the merger consideration of $68.50 per share will be paid out to you. Prior to closing, no new offering periods will be commenced, and employees will not be permitted to increase their contribution.

5.	Given that we know this integration will be taking place, how are we approaching the next budgeting cycle?
a.	We should and we must (especially on behalf of patients) continue to support our business. Until the transaction officially closes our business operations continue.

6.	Can I start coordinating with Pfizer employees?
a.
No. Until the transaction closes, we and Pfizer will continue to operate as two separate companies. It is also important for legal compliance and regulatory reasons to maintain independence between our companies and employees.

7.	What needs to be completed for the transaction to close?
a.
The transaction is subject to customary closing conditions, including receipt of regulatory approvals and approval by GBT’s stockholders. At a special stockholders meeting, all GBT employees who are stockholders will be able to vote, along with all other stockholders.

8.	What can I expect between now and closing?
a.
Until the transaction closes, referred to as the sign-to-close period, GBT remains a separate company, and it is business as usual. We will keep everyone updated as the specific plans for the integration come together over the coming weeks and months. Due to legal reasons, there are limits on how much integration work can occur immediately.

9.	What happens to my equity/stock options upon closing?

a.	RSUs

●	For employees hired before August 1st, each RSU award you hold (whether vested or unvested) will be cancelled in exchange for an amount in cash equal to the product of:
a.	(a) $68.50 and
b.	(b) the number of shares subject to the RSU award.
c.	This cash payment will be paid to you through payroll shortly after the transaction closes and is subject to applicable withholding taxes.
d.	RSUs that vest in accordance with the normal vesting schedule prior to the close of the transaction will be settled on schedule in the ordinary course.
b.	Stock Options
●	For employees hired before August 1st, each outstanding, unexercised option you hold, whether vested and unvested, will be cancelled in exchange for an amount in cash equal to the product of:
a.	(a) the excess of $68.50 over the applicable per share exercise price, and
b.	(b) the number of shares subject to the option.
●	This cash payment will be paid to you shortly after the transaction closes through payroll and is subject to applicable withholding taxes.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward‑looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Pfizer Inc. (“Pfizer”), Global Blood Therapeutics, Inc. (“GBT”) and the acquisition of GBT by Pfizer that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management team. Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “poised,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could”. Forward-looking statements include, without limitation, statements regarding the transactions and related matters; prospective performance and opportunities; post-closing operations and the outlook for the companies’ businesses; filings and approvals relating to the transactions; the expected timing of the transactions; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, uncertainties as to the timing of the transactions; the risk that the transactions may not be completed in a timely manner or at all; risks and uncertainties related to receiving the approval of GBT’s stockholders; the possibility that competing offers or acquisition proposals for GBT will be made; the possibility that any or all of the various conditions to the consummation of the transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the risks that drug-related adverse events may be observed during commercialization or clinical development; the risk that data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval; risks related to clinical trials and other studies (including the anticipated timing of clinical data, the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement for the transactions, including in circumstances which would require GBT to pay a termination fee; the effect of the announcement or pendency of the transactions on GBT’s ability to retain and hire key personnel, its ability to maintain relationships with its third-party payors, customers, distributors, suppliers and others with whom it does business or its operating results and business generally; risks related to diverting management’s attention from GBT’s ongoing business operations; the risk that stockholder litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; difficulties or unanticipated expenses in connection with integrating the companies; and other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GBT’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on February 23, 2022, and in our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties and other important factors in our subsequent Current Reports on Form 8-K and other filings with the SEC. In addition to the risks described above, other unknown or unpredictable factors also could affect GBT’s results. As a result of these factors, we cannot assure you that the forward‑looking statements in this communication will prove to be accurate. Furthermore, if our forward‑looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward‑looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward‑looking statements in this communication represent our views as of the date of this communication. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward‑looking statements at some point in the future, we undertake no obligation to publicly update any forward‑looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward‑looking statements as representing our views as of any date subsequent to the date of this communication. You should read this communication and the documents that we reference in this communication completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward‑looking statements by these cautionary statements.

Participants in the Solicitation
GBT and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of GBT in favor of the proposed transactions. Information about GBT’s directors and executive officers is set forth in GBT’s proxy statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2022. To the extent holdings of GBT’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of GBT’s participants in the solicitation, which may, in some cases, be different than those of GBT’s stockholders generally, will be set forth in GBT’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GBT by Pfizer. In connection with the proposed transaction, GBT intends to file relevant materials with the SEC, including GBT’s proxy statement in preliminary and definitive form. The definitive proxy will be mailed to GBT’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by GBT with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF GBT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING GBT’S PROXY STATEMENT (IF AND WHEN AVAILABLE) OR ANY DOCUMENTS INCORPORATED BY REFERENCE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at GBT’s stockholder meeting to approve the proposed transaction or other responses to the proposed transaction should be made only on the basis of the information contained in GBT’s proxy statement. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge on the SEC’s website at www.sec.gov or by directing a request to GBT at investor@gbt.com.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

(iii) On August 8, 2022, the Company published the following posts to its social media accounts:

LinkedIn:

We’ve entered into a definitive agreement to be acquired by @Pfizer and join forces to accelerate our mission to discover, develop and deliver life-changing treatments for people with sickle cell disease. Together, we have the potential to address the full spectrum of critical needs in the underserved #SickleCell community and other rare diseases, including patients in limited-resource countries. Read more: https://lnkd.in/g-t7tHt4

Twitter:

We’ve entered into a definitive agreement to be acquired by @Pfizer – joining forces will accelerate GBT’s mission to discover, develop and deliver life-changing treatments to the #SickleCell community. Read more: https://t.co/UrsMxpHXyy